Boeing Elects Bradley D. Tilden to Board of Directors
-Tilden, former chairman, president and CEO of Alaska Air Group, will join Safety and Finance committees
ARLINGTON, Virginia, Dec. 3, 2025 — The Boeing Company (NYSE: BA) today announced that its Board of Directors has elected Bradley D. Tilden as its newest member, effective Dec. 3, 2025. Tilden will join the Aerospace Safety and Finance committees.
Tilden, 64, previously served as chairman, president and CEO of Alaska Air Group, Inc., the parent company of Alaska Airlines and Hawaiian Airlines, as well as regional airline
Horizon Air.
“Brad brings a distinct customer perspective, proven leadership in the airline industry, and more than three decades of aviation experience,” said Boeing Board Chair Steve
Mollenkopf. “His experience in safety management systems and financial expertise will be invaluable to our Board as we continue to make progress in the company’s recovery.”
In his 31-year tenure at Alaska Air Group, Tilden held several senior leadership roles, including CFO and then president of Alaska Airlines. Beginning in 2012, he began serving as President and CEO of Alaska Air Group, and was named executive chairman in 2021.
The 12th member of the board, Tilden will be the 10th new director added since 2019, as part of the board's refreshment efforts. These directors collectively bring significant experience in aerospace, safety, engineering, manufacturing, cyber, artificial intelligence, software, risk oversight, audit, supply chain management, sustainability and finance, as well as the perspective of customers, suppliers and pilots.
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A leading global aerospace company and top U.S. exporter, Boeing develops, manufactures and services commercial airplanes, defense products and space systems for customers in more than 150 countries. Our U.S. and global workforce and supplier base drive innovation, economic opportunity, sustainability and community impact.
Boeing is committed to fostering a culture based on our core values of safety, quality and integrity.
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